Gray Television, Inc. Lender Presentation NYSE:GTN October 2021 Strictly Private & Confidential Special Notice Regarding Publicly Available Information THE COMPANY HAS REPRESENTED THAT THE INFORMATION CONTAINED IN THIS LENDER PRESENTATION IS EITHER PUBLICLY AVAILABLE OR DOES NOT CONSTITUTE MATERIAL NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES. THE RECIPIENT OF THIS LENDER PRESENTATION HAS STATED THAT IT DOES NOT WISH TO RECEIVE MATERIAL NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES AND ACKNOWLEDGES THAT OTHER LENDERS HAVE RECEIVED A LENDER PRESENTATION THAT CONTAINS ADDITIONAL INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES THAT MAY BE MATERIAL. NEITHER THE COMPANY NOR THE ARRANGER TAKES ANY RESPONSIBILITY FOR THE RECIPIENT'S DECISION TO LIMIT THE SCOPE OF THE INFORMATION IT HAS OBTAINED IN CONNECTION WITH ITS EVALUATION OF THE COMPANY AND THE FACILITY. Exhibit 99.2

Disclaimer and Non-GAAP Financial Data This presentation contains certain forward looking statements that are statements other than those of historical fact based largely on Gray Television, Inc.’s (“Gray”, “Gray Television”, “GTN” or the “Company”) current expectations and reflect various estimates and assumptions by Gray. These statements may be identified by words such as “believes,” “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to complete its pending acquisition of Meredith on the terms and within the timeframe, and on the financing terms, currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or the inability to achieve expected synergies therefrom on a timely basis or at all, Gray’s inability to complete the integration of Quincy, or the inability to achieve expected synergies therefrom on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein. Any forward looking statements in this presentation should be evaluated in light of these important risk factors. This presentation, and any forward looking statement contained herein, reflects management’s views and expectations as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this presentation beyond the published date, or to publicly release any revisions to any forward-looking statements to reflect events or circumstances that occur, or that we become aware of, after the date of this presentation. Certain definitions, including the presentation of Combined Historical Basis (“CHB”) data and Operating Cash Flow (“OCF”) as defined in Gray’s Senior Credit Agreement, are contained in the Glossary which is included in the Appendix. OCF as presented in this presentation is a supplemental measure of performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America. This presentation includes industry data regarding station rank, in-market share and television household data that Gray obtained from periodic reports published by comScore, Inc. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable. Gray has not independently verified any of that data from third-party sources nor has Gray ascertained the underlying assumptions relied upon therein.

Management Overview Hilton Howell, Jr. Kevin Latek Jim Ryan Executive Chairman and CEO, Gray Television, Inc. 27 years of broadcasting experience and 27 years with Gray Also currently serves as the following: Atlantic American Corporation – President & CEO Delta Life Insurance Company – CEO, EVP & General Counsel EVP, Chief Legal and Development Officer, Gray Television, Inc. 24 years of broadcasting experience and 9 years with Gray Previous experience includes: Dow Lohnes, PLLC EVP, Chief Financial Officer, Gray Television, Inc. 36 years of broadcasting experience and 23 years with Gray Previous experience includes: Busse Broadcasting Corporation – Chief Financial Officer Pat LaPlatney President and Co-CEO, Gray Television, Inc. 39 years of broadcasting experience and 3 years with Gray Previous experience includes: Raycom – President and CEO

Agenda Transaction and Syndication Overview I Acquisition Overview II Key Credit Highlights III Historical Financial Overview IV Appendix V

Transaction and Syndication Overview

Transaction Summary

Transaction Overview	▪ Gray Television, Inc. ("Gray") has agreed to acquire all outstanding shares of Meredith Corporation ("Meredith") in an all-cash transaction for $2.8 billion in total enterprise value (the "Meredith Transaction") immediately following the spin-off of Meredith's National Media Group ("SpinCo") o Gray will acquire Meredith's Local Media Group ("RemainCo"), composed of 17 television stations in 12 markets o SpinCo is to be composed of Meredith's publishing assets, MNI Targeted Media and all unallocated corporate overhead / personnel • SpinCo will be separated from RemainCo prior to the Meredith Transaction, and the Meredith Transaction is independent of any corporate action taken by SpinCo following the separation o Cash proceeds, cash on hand at close and new debt will be used to extinguish RemainCo's outstanding debt at close and pay related transaction expenses ▪ The purchase price represents a multiple of 8.3x RemainCo's 2019/2020 blended Operating Cash Flow(1) ("OCF") including $55 million of expected year 1 annualized synergies
Financing	▪ The debt financing to fund the Meredith Transaction will total $2.625 billion and is expected to consist of $1.5 billion Term Loan D and $1.125 billion of New Unsecured Debt ▪ In conjunction with the Meredith Transaction, Gray has obtained commitments to upsize its Revolving Credit facility to $500 million ▪ Gray completed its acquisition of Quincy Media, Inc. for $925 million on August 2, 2021 using cash from balance sheet and net proceeds from the related $380 million divestitures to Allen Media in overlap markets (collectively the "Quincy Transaction") o Pro forma for the Quincy Transaction and $70 million divestiture of WJRT, Gray net first lien and net total leverage as of 6/30/21 is estimated to be 1.6x and 4.2x, respectively ▪ Pro forma for the incremental Meredith Transaction, net first lien and net total leverage as of 6/30/21 is estimated to be 2.6x and 5.4x, respectively
Approvals & Timing	▪ Gray shareholder vote not required ▪ Subject to Meredith shareholder approval ▪ Subject to FCC approval and other customary closing conditions o Gray has completed the divestiture of its Flint, MI station (WJRT) ▪ Anticipated Meredith Transaction closing on or after December 1st

(1) OCF as defined in Gray's Senior Credit Agreements is equivalent to the presentation of Adj. EBITDA – see Glossary for definitions of Non-GAAP Terms

5

Sources & Uses and Pro Forma Capitalization Key Assumptions Gray acquires RemainCo in an all-cash transaction for $2.8 billion $55 million of expected synergies ($ in Millions) RemainCo OCF Sources & Uses Pro Forma Capitalization

Note: Reflects illustrative permanent financing structure; excludes Term Loan amortizations Represents new debt being raised Pro Forma Debt Maturity Schedule ($ in Millions) Extended and Staggered Debt Maturity Profile with No Significant Maturities until 2024

Acquisition Overview

Two Excellent Acquisitions

Combination Highlights[1]

- 79 #1 Rated TV Stations
- $3.2 Billion in L8QA 6/30/21 CHB Blended Revenue
- Highest CHB OCF[2] / TVHH in the Industry
- Both transactions announced in 2021:
  - Quincy Transaction closed 8/2/2021
  - Meredith Transaction expected to close Q4 2021

Source: Company filings, Nielsen and Comscore
(1) Gives effect to all completed and pending acquisitions and required regulatory divestitures
(2) Combined Historical Basis Operating Cash Flow as defined in the Senior Credit Agreement is equivalent to the presentation of Adj. EBITDA

Gray Acquires Quincy Media

- On August 2, 2021, Gray completed the Quincy Transaction for $925 million in cash and the related divestiture of 10 of Quincy's stations in seven overlap markets to Allen Media for $380 million.
- The Quincy Transaction added 8 new markets, each with the #1 or #2 ranked television station.
- Purchase price represents a multiple of 6.9x '19/'20 OCF including $23 million of expected year-1 annualized synergies.

Gray to Acquire Meredith Local Media Group

- Gray reached an agreement to acquire Meredith Corporation's Local Media Group for $2.8 billion in cash. Gray divested one of its television stations in the companies' only overlap market to Allen Media for $70 million.
- The Meredith Transaction will add 11 new markets, including the #1 or #2 ranked television station in 8 markets. Closing expected in Q4 2021, following receipt of regulatory and other approvals.
- Purchase price represents a multiple of 8.3x '19/'20 operating cash flow including $55 million of expected year-1 annualized synergies.

9

Gray Television’s New National Footprint1 Combined Company Highlights Pro Forma for the Quincy Transaction and Meredith Transaction

Combined Company Snapshot Source: Nielsen and Comscore Note: Meredith RemainCo financial information compiled from unaudited financial statements of Local Media Group; totals may not sum due to rounding Pro forma for the Quincy Transaction and divestiture of WJRT Includes $55 million of synergies

Significant Identified and Achievable Meredith RemainCo Synergies

Total Expected Year 1 Annual Synergies of $55 Million

Net Retransmission Revenue	**~$25 million**	▪ Comprised of contracted step-up of Meredith RemainCo's subscribers to Gray's retransmission rates
Corporate and Station-Level Expenses	**~$15 million**	▪ Elimination of duplicative shared services ▪ Elimination of overhead costs ▪ Streamlined operations including insourcing professional services and other rationalizations
3rd Party Vendors and Others	**~$15 million**	▪ Elimination of select identified third party contracts and other savings

Total: ~$55 million

Costs to Achieve Synergies: ~$13 million

12

Key Credit Highlights

Summary of Key Credit Highlights Second Largest Television Broadcaster with High Quality Assets Diversified Sources of Revenue Across Networks and Markets Large Political Upside in Election Years with Key Presence in Swing States Robust Retransmission Revenue and Strong Relationship with Networks Track Record of Successfully Integrating Acquisitions and Deleveraging Experienced Management Team with Decades of Broadcasting Experience

Gray Will be the Second Largest TV Broadcast Group with the Highest Quality Assets Source: Company filings, Wall Street research, BIA Investing in Television Market Report, Nielsen and Comscore Note: Dollars in millions, except Adj. EBITDA / TV household; Meredith RemainCo financial information compiled from unaudited financial statements of Local Media Group Adj. EBITDA for Gray is Operating Cash Flow as defined in the Senior Credit Agreement Figures reflect PF L8QA 6/30/21 OCF; Pro Forma for the Quincy Transaction and divestiture of WJRT Includes $55 million of synergies EBITDA estimates are derived from 2019 BIA revenue and extrapolate ’19A/’20E based on peer revenue growth and average peer EBITDA margin Based on 2020 broadcast revenue of $525 million and extrapolated based on estimated television peer revenue growth and ’19A/’20A EBITDA margin for Graham’s broadcast segment TV Broadcast Affiliate Group Owners 2019 / 2020 CHB Blended Adj. EBITDA(1)

Strong Network and Distribution Positions Source: Company filings Note: Renewals exclude the impact of the Meredith Transaction Year End % Sub Base Retrans Renewals for In-Market Big-4 Subs: Significant Big-4 Network Renewals: 2022 2021 2023 2024 Note: Gray is shown pro forma for the Quincy Transaction and divestiture of WJRT Retransmission Revenue ($ in Millions) Gross Retransmission Revenue Network “Reverse Comp.” “Net Retransmission Revenue” 20% 25%

Well Positioned for Political Revenue 2020 Political Revenue Per TV Household Revenue per company filings shown in millions of dollars. TV Household estimates from Comscore shown in millions. Gray PF is Gray (Net) plus Meredith (including synergies). Gray (Net) is CHB for the Quincy Transaction and excludes the financial contribution of Gray’s WJRT in Flint, MI. Gray is As Reported for calendar year 2020. Meredith is based on calendar year ended 12/31/20; fiscal year ends 6/30. Gray’s Local News Stations Located Throughout the Most Competitive Political Areas in 2022 2022 Senate Races Gray Stations have a strong position throughout 8 of 9 Most Competitive Races (per Cook Political Report) - AZ, FL, GA, NC, NH, OH, NV, WI. 2022 Gubernatorial Races Gray Stations in 31 of 36 States with Races – AK, AL, AR, AZ, CO, CT, FL, GA, HI, IA, ID, IL, KS, MA, MI, ME, MN, NE, NH, NV, NY, OH, OK, OR, SC, SD, TN, TX, VT, WI, WY. 2022 House Races All 435 Districts, including all Gray Markets. (PF) . (Net) Meredith TEGNA Sinclair (TV) Nexstar Scripps + Ion 2020 Political Revenue $652 $466 $430 $186 $446 $374 $508 $265 2020 TV Households 36.1 25.2 24.5 10.9 38.3 39.3 62.5 72.5

Record of Successful Integration of Acquisitions and Meaningful Deleveraging

Financial Leverage Net of All Cash (as defined in our Senior Credit Facility)


6.0x
4.8x
5.1x
4.2x
3.0x
5.1x
4.4x
3.95x
3.92x
3.4x
2.6x
2.9x
1.9x
4.3x
0.8x
3.6x
0.6x
3.0x
2.6x
2.5x
2.4x
2.0x
2.7x
1.2x
2.7x
1.2x
2014
2015
2016
2017
2018
2Q18PF
2019
2020
2Q2021

As of the respective period end:	2014	2015	2016	2017	2018	2Q18PF	2019	2020	2Q2021
Total debt netting all cash (in millions)	$1,201[(1)]	$1,134	$1,456	$1,399	$1,154	$4,007[(2)]	$3,548	$3,262	$3,251
L8QA[(3)] OCF[(4)] (in millions)	$200	$235	$288	$336	$383	$754	$816	$826	$828

Note: Financial leverage excludes preferred stock; Figures are as reported and not pro forma for announced transactions

(1) For 2014 and 2021, total debt netting all cash includes $10 million and $1 million in undrawn letters of credit, respectively

(2) Pro forma for Raycom financing

(3) Last eight quarter average OCF as calculated in the applicable quarterly compliance certificate

(4) Operating Cash Flow ("OCF") as defined under the existing credit agreement, which includes adjustments for all transactions completed as of the respective balance sheet dates

(4) Secured debt netting all cash on hand as of the respective balance sheet data

Unsecured Debt Netting All Cash / OCF[(4)]

Secured Debt Netting All Cash[(5)] / OCF[(4)]

18

Historical Financial Overview

Financial Policy Equity Financial strategy aimed at deleveraging to mid-3x range by the end of 2024 Deleveraging to be driven by a combination of debt repayment and OCF growth Leverage Liquidity Gray’s policy is to maintain a conservative financial position that provides a reasonable margin of debt coverage and substantial financial flexibility Sufficient liquidity will be maintained to support business operations; revolver undrawn at close Strong cash flow generation, cash on balance sheet and access to revolver provide ample liquidity. No meaningful debt maturities until 2024 Preferred equity viewed as long-term capital given its favorable terms Balanced use of free cash flow to drive growth and delever ~$400 million of common equity raised since 2014

Pro Forma Combined Historical Basis Financial Metrics Net Revenue(1) OCF(1) & Margin Note: Totals may not sum due to rounding Pro forma for the Quincy Transaction and divestiture of WJRT ($ in Millions)

Gray CHB (Combined Historical Basis) Financial Metrics

RemainCo Financial Metrics Note: Stand-alone RemainCo financials shown prior to Meredith Transaction synergies

Appendix: Non-GAAP Reconciliations, Disclaimers, and Definitions

Non-GAAP Reconciliation

Non-GAAP Reconciliation (continued)

From time to time, Gray supplements its financial results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in Gray’s Senior Credit Agreement, Free Cash Flow and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate the amount used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity. These non-GAAP amounts may be provided on an As-Reported Basis as well as a Combined Historical Basis. “Broadcast Cash Flow” or “BCF” Net income or loss plus loss from early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights. “Broadcast Cash Flow Less Cash Corporate Expenses” Net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights. “Free Cash Flow” or “FCF” Net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses, broadcast other adjustments, certain pension expenses, Corporate Transaction Related Expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements) and income taxes paid (net of any refunds received). “Operating Cash Flow” or “OCF” Defined in our Senior Credit Agreement as net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses, broadcast other adjustments, certain pension expenses, Corporate Transaction Related Expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans. “Total Leverage Ratio, Net of All Cash” Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters. These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to and in conjunction with results presented in accord-ance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP. Non-GAAP Terms

Disclaimers, Definitions, and Non-GAAP Financial Data The financial information attributable to Meredith Local Media Group for each of the periods presented are based on good faith estimates and assumptions of Gray management derived entirely from financial information provided by each respective entity in the due diligence process prior to our ownership and control thereof. Accordingly, although we believe such information to be accurate, such information cannot be independently verified by our management. This financial information also includes certain non-GAAP financial measures that are dependent on financial results that are not yet determinable with certainty. We are unable to present a quantitative reconciliation of the estimated non-GAAP financial measures to their most directly comparable GAAP financial measures because such information is not yet available and management cannot reliably estimate all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. Combined Historical Basis reflects financial results that have been compiled by adding Gray’s historical revenue and broadcast expenses to the historical revenue and broadcast expenses of the stations acquired in the completed transactions and subtracting the historical revenues and broadcast expenses of stations divested in the completed transactions as if they had been acquired or divested, respectively, on January 1, 2018 (the beginning of the earliest period presented).   Combined Historical Basis financial information does not include any adjustments for other events attributable to the completed transactions except “Broadcast Cash Flow,” “Broadcast Cash Flow Less Cash Corporate Expenses,” “Operating Cash Flow,” “Operating Cash Flow as Defined in the Senior Credit Agreement” and “Total Leverage Ratio, Net of All Cash” each give effect to expected synergies, and “Free Cash Flow” on a Combined Historical Basis gives effect to the financings and certain expected operating synergies related to the completed transactions. “Operating Cash Flow,” “Operating Cash Flow as Defined in the Senior Credit Agreement” and “Total Leverage Ratio, Net of All Cash” on a Combined Historical Basis also reflect the add-back of legal and other professional fees incurred in completing acquisitions. Certain of the Combined Historical Basis financial information has been derived from, and adjusted based on, unaudited, unreviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from the Combined Historical Basis financial information if the completed transactions had been completed at the stated date. In addition, the presentation of Combined Historical Basis, “Broadcast Cash Flow,” “Broadcast Cash Flow Less Cash Corporate Expenses,” “Operating Cash Flow,” “Operating Cash Flow as Defined in the Senior Credit Agreement,” “Total Leverage Ratio, Net of All Cash,” “Free Cash Flow,” and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act.

Gray Television, Inc. 4370 Peachtree Rd., NE Atlanta, Georgia 30319 www.gray.tv